Exhibit 99.1

Investor Relations Contact:
Rajeev Lalwani, 321-727-9383
rajeev.lalwani@l3harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@l3harris.com

L3Harris Reports Second Quarter 2020 Results

•2Q20 revenue
◦$4.4 billion, up 138% and flat versus prior-year GAAP and pro forma1, respectively
◦Up 2.3% on an organic2 basis; funded book-to-bill of 1.09
•2Q20 margin and earnings
◦Net income margin of 6.3%; adjusted earnings before interest and taxes (EBIT)3 margin of 18.2%
◦GAAP earnings per share from continuing operations (EPS) of $1.30, down 41% and 29% versus prior-year GAAP and pro forma, respectively
◦Non-GAAP3 EPS of $2.83, up 13% versus prior-year adjusted pro forma
•2Q20 cash flow
◦Operating cash flow of $802 million; adjusted free cash flow (FCF)4 of $785 million
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MELBOURNE, Fla., July 31, 2020 — L3Harris Technologies, Inc. (NYSE:LHX) reported second quarter 2020 revenue of $4.4 billion, up 138% and flat versus prior-year GAAP and pro forma1, respectively, and up 2.3% on an organic2 basis. Net income was $278 million, up 4% and down 33% versus prior-year GAAP and pro forma, respectively. Adjusted EBIT3 was $810 million, up 9% versus prior-year adjusted pro forma, and margin increased 150 basis points (bps) to 18.2%. GAAP EPS was $1.30, down 41% and 29% versus prior-year GAAP and pro forma, respectively. Non-GAAP EPS3 was $2.83, up 13% versus prior-year adjusted pro forma.
“Our top priority continues to be the safety of our workforce, and I am proud of their dedication as well as the progress we have made delivering on customer and shareholder commitments during the pandemic. We’re now at the 1-year mark post-merger and our performance highlights the benefits of the combination,” said William M. Brown, Chairman and Chief Executive Officer. “Our traction with the integration and execution against strategic priorities give us confidence in our current-year outlook and position us well over the medium term."
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1In this release, "pro forma" refers to the applicable prior-year result in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in our Current Report on Form 8-K filed on May 4, 2020; and “adjusted pro forma" refers to such result as adjusted for certain item(s) indicated in the non-GAAP financial measure reconciliations in the tables.
2Organic revenue growth excludes revenue attributable to each divested business for the remaining portion of the prior-year quarter that is equivalent to the balance of the current-year quarter following the date the business was divested; refer to non-GAAP financial measure reconciliations in the tables.
3Excludes discontinued operations, as applicable, merger deal and integration costs, COVID-19-related charges and adjustments (including charges and adjustments for impairment of goodwill and other assets), restructuring and other items, divestiture expenses and losses, amortization of acquisition-related intangibles, additional cost of sales related to the fair value step-up in inventory sold and other prior-period items; refer to non-GAAP financial measure reconciliations in the tables.
4Adjusted free cash flow represents operating cash flow less capital expenditures adjusted to add back cash flow for merger deal and integration costs; refer to non-GAAP financial measure reconciliations in the tables.

Summary Financial Results

($ millions, except per share data)	Second Quarter			First Half
	2020	2019	Change	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$4,445	$1,865	138%	$9,071	$3,593	152%
Net income	$278	$268	4%	$472	$511	(8%)
Net income margin	6.3%	14.4%	(810)bps	5.2%	14.2%	(900)bps
EPS	$1.30	$2.21	(41%)	$2.29	$4.23	(46%)

(GAAP to pro forma comparison)
Revenue	$4,445	$4,448	(0.1%)	$9,071	$8,834	2.7%
Net income	$278	$416	(33%)	$472	$816	(42%)
Net income margin	6.3%	9.4%	(310)bps	5.2%	9.2%	(400)bps
EPS	$1.30	$1.82	(29%)	$2.29	$3.57	(36%)

(Non-GAAP to adjusted pro forma comparison)[4]
Revenue	$4,445	$4,448	(0.1%)	$9,071	$8,834	2.7%
Adjusted EBIT	$810	$745	9%	$1,618	$1,438	13%
Adjusted EBIT margin	18.2%	16.7%	150bps	17.8%	16.3%	150bps
EPS	$2.83	$2.51	13%	$5.63	$4.83	17%

Revenue for the quarter increased 138% versus prior-year GAAP due to the post-merger inclusion of L3 operations in results. On a pro forma basis, revenue was largely unchanged for the quarter primarily driven by growth in the core U.S. defense-related businesses, offset by the divestiture of the airport security and automation business and COVID-19-related impacts, mainly in commercial-related businesses. On an organic5 basis, revenue increased 2.3% for the quarter primarily from growth in Integrated Mission Systems, Space and Airborne Systems and Communication Systems, partially offset by a decline in Aviation Systems due to the pandemic.
GAAP EPS decreased 41% and 29% for the quarter versus prior-year GAAP and pro forma, respectively, due to divestiture-related charges, COVID-19-related impacts and amortization of merger-related intangibles, partially offset by operational excellence, cost management and integration benefits. Second quarter non-GAAP EPS6 increased 13% versus prior-year adjusted pro forma driven by the favorable factors noted above, partially offset by the impacts of the pandemic.
For the quarter, net income margin decreased 810 bps and 310 bps versus prior-year GAAP and pro forma, respectively. Adjusted EBIT6 margin increased 150 bps to 18.2%.

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5Organic revenue growth excludes revenue attributable to each divested business for the remaining portion of the prior-year quarter that is equivalent to the balance of the current-year quarter following the date the business was divested; refer to non-GAAP financial measure reconciliations in the tables.
6Non-GAAP adjustments exclude discontinued operations, as applicable, merger deal and integration costs, COVID-19 related charges and adjustments (including charges and adjustments for impairment of goodwill and other assets, restructuring and other items), divestiture expenses and losses, amortization of acquisition-related intangibles, additional cost of sales related to the fair value step-up in inventory sold and other prior-period items; refer to non-GAAP financial measure reconciliations in the tables.

Segment Results

Integrated Mission Systems

($ millions)	Second Quarter			First Half
	2020	2019	Change	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,331	$11	n/m	$2,701	$25	n/m
Operating income	$224	$3	n/m	$425	$6	n/m
Operating margin	16.8%	27.3%		15.7%	24.0%

(GAAP to pro forma comparison)
Revenue	$1,331	$1,240	7.3%	$2,701	$2,602	3.8%
Operating income	$224	$162	38%	$425	$327	30%
Operating margin	16.8%	13.1%	370bps	15.7%	12.6%	310bps

__________________
n/m:  Not meaningful
The comparison to prior-year GAAP segment operating results is not meaningful because this segment is comprised almost entirely of former L3 businesses. On a pro forma basis, second quarter revenue was up 7.3% from growth in Electro Optical and Maritime, while ISR was largely unchanged due to the timing of aircraft inductions. Second quarter operating income increased 38% to $224 million, and margin expanded 370 bps versus prior-year pro forma to 16.8%, driven by integration benefits, operational excellence and cost management.
Segment funded book-to-bill was 1.19 for the quarter and 1.12 since the merger.
Orders strength in ISR missionization continued with over $380 million in funding across several platforms, including $139 million supporting the Rivet Joint program and $45 million from the U.S. Air Force to upgrade systems for data collection and management during ISR missions.
Domestic and international demand for L3Harris electro-optical systems remained strong with a $380 million single-award IDIQ for WESCAM products in support of global U.S. Army operations and a $33 million order for WESCAM sensor suites supporting the U.S. Army's Shadow UAV program. The company also reinforced its incumbency with international customers, receiving $100 million in orders for electro-optical systems driven by European and Middle Eastern customers.
In Maritime, the company leveraged its investments in innovation to grow its unmanned maritime franchise and was awarded $53 million from a classified customer to support an unmanned surface vehicle program.

Space and Airborne Systems

($ millions)	Second Quarter			First Half
	2020	2019	Change	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,249	$1,019	23%	$2,441	$1,975	24%
Operating income	$235	$195	21%	$456	$369	24%
Operating margin	18.8%	19.1%	(30)bps	18.7%	18.7%	—bps

(GAAP to pro forma comparison)
Revenue	$1,249	$1,200	4.1%	$2,441	$2,312	5.6%
Operating income	$235	$228	3%	$456	$426	7%
Operating margin	18.8%	19.0%	(20)bps	18.7%	18.4%	30bps

Second quarter revenue increased 23% and operating income increased 21% versus prior-year GAAP, primarily due to the post-merger inclusion of L3 operations in results and the factors below regarding pro forma revenue growth. Second quarter revenue increased 4.1% versus prior-year pro forma from a ramp on the F-35 platform in Avionics and classified growth in Intel and Cyber, partially offset by program transition timing and double-digit prior-year growth in Space. Second quarter operating income increased 3% to $235 million versus prior-year pro forma. Second quarter operating margin contracted 20 bps versus prior-year pro forma to 18.8% as operational excellence and integration benefits were more than offset by unfavorable program mix.
Segment funded book-to-bill was 0.94 for the quarter and 0.97 since the merger.
Order momentum in ground-based adjacencies, responsive satellite technology, specialized communications and commercial capabilities was reflected in wins with significant follow-on opportunities in Space and Intel and Cyber, including:
•$81 million sole-source, follow-on award to provide end-to-end mission solutions for a classified customer, extending the ground-based adjacency franchise
•Multi-million-dollar competitive award for small satellites, reinforcing the company's position as a responsive mission prime
•$100 million in specialized communication awards, including $57 million from the U.S. Space Force to provide key communications services to the Enhanced Mobile Satellite Solutions program office and a $43 million sole-source award from the U.S. Army as the prime system integrator to design, develop and integrate tactical cyber equipment
•Multi-million-dollar order from an international customer for a large commercial space reflector supporting a next-generation satellite, furthering the company's space antenna presence internationally
L3Harris continued to strengthen its position in Avionics and Electronic Warfare with $146 million in orders for F-35 modernization and avionics components as well as a $34 million contract to upgrade electronic warfare systems on international F-16s leveraging the company's next-generation software-defined open systems architecture to maximize aircraft survivability and mission success.

Communication Systems

($ millions)	Second Quarter			First Half
	2020	2019	Change	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,112	$609	83%	$2,206	$1,189	86%
Operating income	$265	$176	51%	$515	$343	50%
Operating margin	23.8%	28.9%	(510)bps	23.3%	28.8%	(550)bps

(GAAP to pro forma comparison)
Revenue	$1,112	$1,086	2.4%	$2,206	$2,127	3.7%
Operating income	$265	$239	11%	$515	$465	11%
Operating margin	23.8%	22.0%	180bps	23.3%	21.9%	140bps

(Non-GAAP to pro forma comparison)[7]
Revenue	$1,112	$1,086	2.4%	$2,206	$2,127	3.7%
Operating income	$266	$239	11%	$516	$465	11%
Operating margin	23.9%	22.0%	190bps	23.4%	21.9%	150bps

Second quarter revenue increased 83% and operating income increased 51% versus prior-year GAAP, primarily due to the post-merger inclusion of L3 operations in results and the factors below regarding pro forma revenue growth. On a pro forma basis, second quarter revenue increased 2.4% versus the prior year as the ramp in U.S. DoD modernization programs in Tactical Communications and Integrated Vision Systems was partially offset by international tactical radio sales timing as well as lower demand, as expected, within Public Safety due to COVID-19. Second quarter operating income and non-GAAP7 operating income increased 11%, and non-GAAP operating margin expanded 190bps to 23.9% versus prior-year pro forma from integration benefits and cost management.
Segment funded book-to-bill was 1.03 for the quarter as well as since the merger.
DoD tactical radio modernization order momentum continued in the second quarter, with a $95 million award for the third production order under the U.S. Army's $12.7 billion HMS Manpack IDIQ. The company experienced solid international tactical radio demand in Europe for software-defined radio modernization, counter terrorism operations and anti-jamming networks, including strategic wins with the Ukraine Ministry of Defence for Falcon III HF and multi-band radios.
In Broadband Communications, L3Harris extended its position as a key strategic SATCOM provider for the U.S. Army through a $41 million contract, with significant follow-on opportunity, to provide depot and sustainment services for the Modernization of Enterprise Terminals program. The company also received a $74 million order for ROVER® transceivers, supporting situational awareness and surveillance.

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7Non-GAAP adjustments exclude COVID-19-related charges; refer to non-GAAP financial measure reconciliations in the tables.

Aviation Systems

($ millions)	Second Quarter			First Half
	2020	2019	Change	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$800	$186	n/m	$1,811	$330	n/m
Operating income	$31	$19	n/m	$(146)	$36	n/m
Operating margin	3.9%	10.2%		(8.1)%	10.9%

(GAAP to pro forma comparison)
Revenue	$800	$965	(17%)	$1,811	$1,879	(3.6%)
Operating income	$31	$109	(72%)	$(146)	$214	(168%)
Operating margin	3.9%	11.3%	(740)bps	(8.1)%	11.4%	(1,950)bps

(Non-GAAP to pro forma comparison)[9]
Revenue	$800	$965	(17%)	$1,811	$1,879	(3.6%)
Operating income	$100	$109	(8%)	$247	$214	15%
Operating margin	12.5%	11.3%	120bps	13.6%	11.4%	220bps

__________
n/m:  Not meaningful
The comparison to prior-year GAAP segment operating results is not meaningful because this segment is comprised largely of former L3 businesses. Second quarter revenue decreased 17% versus prior-year pro forma and 7.4% on an organic8 basis, driven by COVID-19-related impacts in the commercial aviation business, which was down in-line with expectations, partially offset by classified growth in Defense Aviation Products. Second quarter operating income decreased versus prior-year pro forma due to COVID-19-related impacts and divestiture-related charges. Second quarter non-GAAP8 operating income decreased 8% to $100 million versus prior-year pro forma. Second quarter non-GAAP operating margin expanded 120 bps versus prior-year pro forma to 12.5%, as operational efficiencies, integration benefits, cost management and restructuring savings were partially offset by COVID-19-related headwinds.
Segment funded book-to-bill was 1.26 for the quarter and 1.13 since the merger.
Order growth was solid in the second quarter with strength in defense-related businesses. In Defense Aviation Products, the company was awarded $45 million in orders for combat propulsion systems in support of the U.S. Army's ground vehicle recapitalization strategy, increasing the contract value to-date to over $500 million, and a $73 million award for radars supporting the E-2D aircraft. In addition, the company was awarded a $975 million IDIQ to provide real-time responsive airborne ISR solutions to the U.S. Special Operations Command supporting Mid-Endurance Unmanned Aircraft Systems.
L3Harris furthered its position in Military Training with a $900 million single-award IDIQ to develop and manage simulator common architecture requirements and standards across the U.S. Air Force's portfolio.

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8Organic revenue growth excludes revenue attributable to each divested business for the remaining portion of the prior-year quarter that is equivalent to the balance of the current-year quarter following the date the business was divested; refer to non-GAAP financial measure reconciliations in the tables.
9Non-GAAP adjustments exclude COVID-19-related charges; refer to non-GAAP financial measure reconciliations in the tables.

Cash and Capital Deployment

($ millions)	Second Quarter			First Half
	2020	2019	Change	2020	2019	Change
Operating cash flow	$802	$311	$491	$1,335	$716	$619
Adjusted free cash flow[10]	$785	$267	$518	$1,318	$646	$672

In the second quarter of fiscal 2020, L3Harris generated $785 million in adjusted free cash flow10 and returned $184 million to shareholders through dividends.
L3Harris also completed the divestitures of its airport security and automation business and its Applied Kilovolts and Analytical Instrumentation business in the quarter, and expects to complete the divestiture of its EOTech business imminently. Aggregate proceeds from those divestitures total $1,055 million.

Guidance
L3Harris updates 2020 guidance as follows:
•Revenue
◦$18.2 - $18.6 billion, up organically11 3% - 5% on an adjusted pro forma basis12 (unchanged from previous guidance)
•Margin and earnings
◦GAAP net income margin of 7.1%+ (decreased from previous guidance of ~8.4%)
◦Adjusted EBIT13 margin of 17.5%+ (increased from previous guidance of ~17.5%)
◦GAAP EPS of $6.03 - $6.43 (decreased from previous guidance of $6.95 - $7.35)
◦Non-GAAP EPS13 of $11.15 - $11.55 (unchanged from previous guidance)
•Cash flow and capital deployment
◦Operating cash flow and adjusted free cash flow10 at $2.8 - $2.9 billion and $2.6 - $2.7 billion, respectively (unchanged from previous guidance)
◦~$1.7 billion in share repurchases, inclusive of proceeds from divestitures announced year-to-date (unchanged from previous guidance)

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10Adjusted free cash flow is operating cash flow less capital expenditures and adjusted to add back cash flow for merger deal and integration costs; refer to non-GAAP financial measure reconciliations in the tables.
11Organic revenue growth excludes revenue attributable to each divested business for the remaining portion of the prior-year quarter that is equivalent to the balance of the current-year quarter following the date the business was divested; refer to non-GAAP financial measure reconciliations in the tables.
12In this release, "pro forma" means results developed from condensed combined income statement information prepared in a manner consistent with Article 11 of Regulation S-X, which is contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2020 and is incorporated herein by reference. "Adjusted pro forma" means pro forma results adjusted for certain items noted below: refer to non-GAAP financial measure reconciliations in the tables.
13Excludes discontinued operations, as applicable, merger integration costs, COVID-19-related charges and adjustments (including charges and adjustments for impairment of goodwill and other assets), restructuring and other items, divestiture expenses and losses, amortization of acquisition-related intangibles, and additional cost of sales related to the fair value step-up in inventory sold; refer to non-GAAP financial measure reconciliations in the tables.

COVID-19
As communicated in connection with the company’s release of financial results for the first quarter of 2020, L3Harris’ response to the COVID-19 pandemic and attempts to contain it, such as mandatory closures, “shelter-in-place” orders and travel restrictions, which have caused significant disruptions and adverse effects on the U.S. and global economies, such as impacts to supply chains, customer demand, international trade and capital markets, included an increased focus on keeping its employees safe while continuing to strive to meet customer commitments and support suppliers. For example, L3Harris instituted work-from-home (for employees who are able to work remotely) and social distancing arrangements; canceled travel and external events; procedure personal protective equipment; initiated health screening procedures at all facilities; staggered work shifts, redesigned work stations and implemented stringent cleaning protocols; maintained an active dialog with key suppliers and developed plans to mitigate supply chain risks; and shifted the timing of share repurchases, which bolstered liquidity in support of employees, suppliers and customers. As part of the company maintaining its increased focus on those areas and seeking to maintain continuity of operations, it has implemented more detailed safety precautions and protocols for on-site work, such as daily health assessments and mandatory face coverings. The company also has allowed certain essential business travel to resume, and it expects to utilize a phased approach based on local conditions for transitioning employees from work-from-home arrangements to on-site work. The U.S. Government response to the COVID-19 pandemic has included identifying the Defense Industrial Base as a Critical Infrastructure Sector and enhancing cash flow and liquidity for the Defense Industrial Base, such as by increasing progress payments and accelerating contract awards. As part of the Defense Industrial Base, these actions have enabled L3Harris to keep its U.S. production facilities largely operational in support of national security commitments to U.S. Government customers and to accelerate more than $230 million in payments to small business suppliers in 47 states.
Although the company continues to believe that the large percentage of its revenue, earnings and cash flow that is derived from sales to the U.S. Government, whether directly or through prime contractors, will be relatively predictable, in part due to the responsive actions taken by the U.S. Government described above, the company’s commercial, international and public safety businesses remain at higher risk of adverse impacts related to the COVID-19 pandemic. For example, the severe decline in global air traffic from travel restrictions and the resulting downturn in the commercial aviation market and its impact on customer operations has significantly reduced demand for flight training, flight simulators and commercial avionics products in the company’s Aviation Systems segment’s Commercial Aviation Solutions sector. As a result, the company temporarily closed some of its flight training facilities, initiated restructuring and other actions to align it resources with the outlook for the commercial aviation market (including workforce reduction and facility consolidation) and also has recognized $69 million and $394 million of charges for impairment of goodwill and other assets and other COVID-19-related impacts in the second quarter and first half of 2020, respectively.
The company’s updated 2020 guidance reflects the company’s current expectations and assumptions regarding disruptions and other impacts related to the COVID-19 pandemic and associated containment actions, including on the U.S. and global economies. These assumptions continue to include a measured assessment of the downturn in the commercial aerospace business and in demand for public safety solutions, as well as additional potential risks from facility shutdowns, supply chain disruptions and international activity weakness. The company’s current expectations and assumptions could change, which could negatively affect the company’s outlook. The extent of these disruptions and impacts, including on the company’s ability to perform under U.S. Government and other contracts within agreed timeframes and ultimately on its results of operations and cash flows, will depend on future developments, including the severity and duration of the pandemic and associated containment actions taken by the U.S. Government, as well as state, local and international governments, and consequences thereof, and global air traffic demand, all of which are uncertain and unpredictable, could exacerbate other risks described in the company’s filings with the SEC and could materially adversely impact the company’s financial condition, results of operations and cash flows.

Conference Call and Webcast
L3Harris will host a conference call today, July 31, 2020, at 8:30 a.m. Eastern Time (ET) to discuss second quarter 2020 financial results. The dial-in numbers for the teleconference are (US) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.l3harris.com/investors. A recording of the call will be available on the L3Harris website beginning at approximately 12 p.m. ET on July 31, 2020.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 48,000 employees, with customers in more than 100 countries. L3Harris.com

Non-GAAP and Pro Forma Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations for the second quarters and first halves of 2020 and 2019; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the second quarters and first halves of 2020 and 2019; adjusted free cash flow for the second quarters and first halves of 2020 and 2019; organic revenue growth for the second quarter of 2020 for the company and the Aviation Systems segment; segment operating income and margin for the second quarter and first half of 2020 for the Communication Systems segment and the Aviation Systems segment; and expected earnings per diluted share from continuing operations, adjusted EBIT margin, adjusted free cash flow and organic revenue growth for 2020; in each case, adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

This press release also contains pro forma financial measures for the prior year which are reflected in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in the company’s Current Report on Form 8-K filed with the SEC on May 4, 2020. Adjusted pro forma financial measures are included among the non-GAAP financial measures described in the preceding paragraph and refer to the applicable prior-year pro forma financial measure as adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release.

Attachments: Financial statements (9 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: revenue, earnings per share, operating cash flow, adjusted free cash flow, net income, adjusted EBIT margin and share repurchase guidance for 2020; statements regarding workforce safety, confidence in our outlook and being well-positioned over the medium term; statements regarding the timing of the expected divestiture of the EOTech business and proceeds attributable thereto; statements regarding expected, potential or contingent impacts or actual, potential or contingent plans related to the COVID-19 pandemic; potential program and contract opportunities and awards and the potential value and timing thereof; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: actual impacts related to the COVID-19 pandemic; risks related to disruption of management time from ongoing business operations due to the combination of L3 and Harris; risks related to the inability to realize benefits or to implement integration plans and other consequences associated with the combination; the risk that any announcements relating to the combination could have adverse effects on the market price of the company’s stock; the risk that the combination could have an adverse effect on the company’s ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, including the U.S. Government and other governments, and on its operating results and businesses generally; the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic transactions, including mergers, acquisitions, divestitures, spin-offs and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits, the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally, and potential tax, indemnification and other liabilities and exposures; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; downturns in global demand for air travel and other economic factors impacting our commercial aviation products, systems and services business; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired and the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements

Table 1
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Two Quarters Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019

	(In millions, except per share amounts)
Revenue from product sales and services	$4,445	$1,865	$9,071	$3,593
Cost of product sales and services	(3,175)	(1,223)	(6,473)	(2,362)
Engineering, selling and administrative expenses	(904)	(349)	(1,719)	(659)
Impairment of goodwill and other assets	(70)	—	(394)	—
Non-operating income	105	48	200	94
Interest income	3	—	8	1
Interest expense	(68)	(39)	(136)	(82)
Income from continuing operations before income taxes	336	302	557	585
Income taxes	(58)	(33)	(84)	(73)
Income from continuing operations	278	269	473	512
Discontinued operations, net of income taxes	—	(1)	(1)	(1)
Net income	278	268	472	511
Noncontrolling interests, net of income taxes	5	—	28	—
Net income attributable to L3Harris Technologies, Inc.	$283	$268	$500	$511

Net income per common share attributable to L3Harris Technologies, Inc. common shareholders
Basic
Continuing operations	$1.31	$2.26	$2.31	$4.32
Discontinued operations	—	—	(0.01)	—
	$1.31	$2.26	$2.30	$4.32
Diluted
Continuing operations	$1.30	$2.21	$2.29	$4.23
Discontinued operations	—	(0.01)	(0.01)	(0.01)
	$1.30	$2.20	$2.28	$4.22

Basic weighted average common shares outstanding	215.9	118.3	216.7	118.1
Diluted weighted average common shares outstanding	217.8	121.1	218.7	120.7

Table 2
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Two Quarters Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019

	(In millions)
Revenue
Integrated Mission Systems	$1,331	$11	$2,701	$25
Space and Airborne Systems	1,249	1,019	2,441	1,975
Communication Systems	1,112	609	2,206	1,189
Aviation Systems	800	186	1,811	330
Other non-reportable business segments	—	44	—	79
Corporate eliminations	(47)	(4)	(88)	(5)
	$4,445	$1,865	$9,071	$3,593

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Integrated Mission Systems	$224	$3	$425	$6
Space and Airborne Systems	235	195	456	369
Communication Systems	265	176	515	343
Aviation Systems	31	19	(146)	36
Other non-reportable business segments	—	8	—	14
Unallocated corporate expenses	(116)	(1)	(149)	(1)
L3Harris Merger-related transaction and integration expenses	(37)	(36)	(68)	(52)
Amortization of acquisition-related intangibles	(208)	(25)	(353)	(50)
Pension adjustment	(98)	(46)	(195)	(93)
Non-operating income	105	48	200	94
Net interest expense	(65)	(39)	(128)	(81)
	$336	$302	$557	$585

Table 3
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	July 3, 2020	June 28, 2019

	(In millions)
Operating Activities
Net income	$472	$511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	515	129
Postretirement benefit plan income and share-based compensation	2	(3)
Qualified pension plan contributions	(4)	(1)
Impairment of goodwill and other assets	394	—
Divestiture-related losses	52	—
(Increase) decrease in:
Accounts receivable	(59)	19
Contract assets	43	22
Inventories	175	13
Increase (decrease) in:
Accounts payable	(116)	17
Contract liabilities	(80)	17
Other	(59)	(8)
Net cash provided by operating activities	1,335	716
Investing Activities
Net additions of property, plant and equipment	(108)	(94)
Proceeds from sales of businesses, net	963	—
Other investing activities	(10)	2
Net cash provided by (used in) investing activities	845	(92)
Financing Activities
Net proceeds from borrowings	248	1
Repayments of borrowings	(254)	(305)
Proceeds from exercises of employee stock options	37	32
Repurchases of common stock	(700)	—
Cash dividends	(367)	(162)
Other financing activities	(6)	(5)
Net cash used in financing activities	(1,042)	(439)
Effect of exchange rate changes on cash and cash equivalents	(15)	2
Net increase in cash and cash equivalents	1,123	187
Cash and cash equivalents, beginning of year	824	343
Cash and cash equivalents, end of quarter	$1,947	$530

Table 4
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	July 3, 2020	January 3, 2020

	(In millions)
Assets
Cash and cash equivalents	$1,947	$824
Receivables	1,148	1,216
Contract assets	2,281	2,459
Inventories	859	1,219
Inventory prepayments	93	91
Assets of disposal groups held for sale	88	—
Property, plant and equipment	2,015	2,117
Operating lease right-of-use assets	890	837
Goodwill	19,015	20,001
Other intangible assets	8,336	8,458
Other assets	1,180	1,114
	$37,852	$38,336

Liabilities
Short-term debt	$2	$3
Accounts payable	1,094	1,261
Contract liabilities	1,106	1,214
Compensation and benefits	423	460
Current portion of long-term debt, net	666	257
Liabilities of disposal groups held for sale	21	—
Defined benefit plans	1,664	1,819
Operating lease liabilities	773	781
Long-term debt, net	6,273	6,694
Other liabilities	3,604	3,103
Equity	22,226	22,744
	$37,852	$38,336

L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

	Quarter Ended		Two Quarters Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
	Reported	Pro Forma	Reported	Pro Forma
	(In millions)
Revenue from product sales and services (B)	$4,445	$4,448	$9,071	$8,834

Net income	$278	$416	$472	$816
Adjustments:
Discontinued operations, net of income taxes	—	1	1	1
Net interest expense	65	63	128	130
Income taxes	58	60	84	116
Pre-merger L3 integration costs	—	17	—	30
L3Harris Merger integration costs	37	18	68	30
Amortization of acquisition-related intangibles	208	167	353	312
Additional cost of sales related to the fair value step-up in inventory sold	16	—	31	—
Divestiture expenses and losses	58	—	61	—
Restructuring charges and other items	20	—	26	—
Impairment of goodwill and other assets related to divestitures and the impacts of COVID-19	70	—	394	—
Losses and other costs related to debt refinancing	—	3	—	3
Total adjustments	532	329	1,146	622
Adjusted EBIT (A)	$810	$745	$1,618	$1,438

Adjusted EBIT margin percentage (A) / (B)	18.2%	16.7%	17.8%	16.3%

2020 Guidance

(In millions)
Revenue from product sales and services (B)	$18,200 to $18,600

Net income	$1,287+ to $1,345+
Adjustments:
Discontinued operations, net of income taxes	~ 2
Net interest expense	~ 255
Income taxes	264 to 276
L3Harris Merger integration costs	~ 153
Amortization of acquisition-related intangibles	~ 712
Additional cost of sales related to the fair value step-up in inventory sold	~ 31
Divestiture expenses and losses	~ 61
Restructuring charges and other items	~ 26
Impairment of goodwill and other assets related to divestitures and the impacts of COVID-19	~ 394
Total adjustments	1,898 to 1,910
Adjusted EBIT (A)	$3,185+ to $3,255+

Adjusted EBIT margin percentage (A) / (B)	17.5%+

Table 6
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share Attributable to Common Shareholders
(Unaudited)

	Quarter Ended		Two Quarters Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
	Reported	Pro Forma	Reported	Pro Forma	2020 Guidance
Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders	$1.30	$1.82	$2.29	$3.57	$6.03 to $6.43

Adjustments:
Pre-merger L3 integration costs	—	0.07	—	0.13	—
L3Harris Merger integration costs	0.17	0.08	0.31	0.13	~ 0.71
Amortization of acquisition-related intangibles	0.96	0.75	1.62	1.39	~ 3.29
Additional cost of sales related to the fair value step-up in inventory sold	0.07	—	0.14	—	~ 0.14
Divestiture expenses and losses	0.27	—	0.28	—	~ 0.28
Restructuring charges and other items	0.09	—	0.12	—	~ 0.12
Impairment of goodwill and other assets related to divestitures and the impacts of COVID-19	0.32	—	1.80	—	~ 1.82
Noncontrolling interests portion of adjustments	(0.03)	—	(0.15)	—	~ (0.16)
Losses and other costs related to debt refinancing	—	0.01	—	0.01	—
Total pre-tax adjustments	1.85	0.91	4.12	1.66	~ 6.20
Income taxes on above adjustments	(0.32)	(0.22)	(0.78)	(0.40)	~ (1.08)
Total adjustments after-tax	1.53	0.69	3.34	1.26	~ 5.12
Non-GAAP income from continuing operations per diluted common share	$2.83	$2.51	$5.63	$4.83	$11.15 to $11.55

Table 7
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Two Quarters Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019	2020 Guidance

	(In millions)
Net cash provided by operating activities	$802	$311	$1,335	$716	$2,784 to $2884
Net additions of property, plant and equipment	(60)	(57)	(108)	(94)	~ (370)
Free cash flow	742	254	1,227	622	$2,414 to $2,514
Cash used for L3Harris Merger transaction costs	—	13	—	24	—
Cash used for L3Harris Merger integration costs	43	—	91	—	~ 186
Adjusted free cash flow	$785	$267	$1,318	$646	$2,600 to $2,700

Table 8
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income (Loss)
(Unaudited)

	Quarter Ended			Two Quarters Ended
`	July 3, 2020			July 3, 2020
	As Reported	Adjustment (A)	Non-GAAP	As Reported	Adjustment (A)	Non-GAAP

	(In millions)
Segment Operating Income (Loss)
Aviation Systems	$31	$69	$100	$(146)	$393	$247
Communication Systems	265	1	266	515	1	516
(A)Adjustments for COVID-19-related charges for restructuring and impairment of goodwill and other assets in the case of Aviation Systems and COVID-19-related restructuring charges in the case of Communication Systems.

Table 9
L3HARRIS TECHNOLOGIES, INC.
CY'20 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Organic Revenue
(Unaudited)

	Quarter Ended
	June 28, 2019
	Pro Forma	Adjustment (A)	Organic

	(In millions)
Revenue
Consolidated	$4,448	$104	$4,344
Space and Airborne Systems segment	1,200	3	1,197
Aviation Systems segment	965	101	864
(A)Adjustments to exclude revenue attributable to each divested business for the remaining portion of the prior-year quarter that is equivalent to the balance of the current-year quarter following the date the business was divested.